UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2008

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On December 31, 2008, LMI Aerospace, Inc. (the “Company”) entered into amendments to its employment agreements with Ronald S. Saks (“Saks”), its President and Chief Executive Officer; Darrell E. Keesling (“Keesling”), its Chief Operating Officer; Robert T. Grah (“Grah”), its Vice President, Central Operations; Lawrence E. Dickinson (“Dickinson”), its Chief Financial Officer; and Michael J. Biffignani (“Biffignani”), its Chief Information Officer.  The reason for the amendments was to bring the employment agreements into compliance with final regulations under Section 409A of the Internal Revenue Code of 1986, as amended, by clarifying the timing of accrual and payment of certain compensatory elements contained in the employment agreements.  The description of the amendments is qualified in its entirety by the forms of amendment, which are attached hereto as Exhibit 10.1 (form of Saks amendment), Exhibit 10.2 (form of Keesling amendment), and Exhibit 10.3 (form of Grah, Dickinson and Biffignani amendment), all of which are incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	10.1	Form of Amendment to Saks Employment Agreement.
	10.2	Form of Amendment to Keesling Employment Agreement.
	10.3	Form of Amendment to Grah, Dickinson, and Biffignani Employment Agreements.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 7, 2009

LMI AEROSPACE, INC.

By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amendment to Saks Employment Agreement.
10.2	Form of Amendment to Keesling Employment Agreement.
10.3	Form of Amendment to Grah, Dickinson, and Biffignani Employment Agreements.